REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated August 19, 2003 (this "Agreement"), between Dobson Communications Corporation, an Oklahoma corporation (the "Company") and the holders of Class A Common Stock (as defined below) and Convertible Preferred Stock (as defined below) set forth on the signature pages hereto. Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1 hereof.

     WHEREAS, pursuant to the Offering Memorandum, Solicitation of Consents and Votes, Plan of Reorganization, Disclosure Statement and Ballot, dated July 14, 2003 (collectively, the "Offering Memorandum"), American Cellular Corporation, a Delaware corporation ("ACC"), agreed to exchange 300 shares of its Class B Common Stock and up to an aggregate of $50.0 million in cash for any and all of the 9-1/2% Senior Subordinated Notes due 2009 of ACC (the "ACC Exchange"), and the Company agreed to exchange concurrently with the ACC Exchange, up to an aggregate of 45,054,800 shares of its Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") and up to 700,000 shares of its Series F Convertible Preferred Stock, par value $1.00 per share (the "Convertible Preferred Stock"), with an aggregate liquidation preference of $125.0 million, for all shares of ACC's Class B Common Stock issued pursuant to the ACC Exchange (the "Dobson Exchange", and together with the ACC Exchange, the "Exchange Offers"); and

     WHEREAS, in connection with the Exchange Offers, the Company has agreed to grant certain registration rights with respect to the Registrable Securities as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "ACC" has the meaning set forth in the recitals to this Agreement.

     "ACC Exchange" has the meaning set forth in the recitals to this Agreement.

     "Additional Dividends" has the meaning set forth in Section 3.3(a).

     "Affiliate" means with respect to any specified Person, an "affiliate," as defined in Rule 144 under the Securities Act, of such Person.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Approved Underwriter" has the meaning set forth in Section 4.6.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Category I Investors" means each of AT&T Wireless Services, Inc., J.W Childs Equity Partners II, L.P. and the JWC Group Stockholders (as defined in that certain Stockholder and Investor Rights Agreement dated as of January 31, 2000, as amended).

     "Category II Investors" means each of Bank of America, N.A. and LB I Group, Inc.

     "Certificate of Designations" means the Certificate of Designations with respect to the Convertible Preferred Stock.

     "Charter Documents" means the Certificate of Incorporation and the By-laws of the Company, as amended from time to time.

     "Class A Common Stock" has the meaning set forth in the recitals to this Agreement.

     "Class A Shares" means the 45,054,800 shares of Class A Common Stock issued pursuant to the Dobson Exchange, as adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Underwriter" has the meaning set forth in Section 5.1.

     "Convertible Preferred Stock" has the meaning set forth in the recitals to this Agreement.

     "DCCLP" means Dobson CC Limited Partnership, an Oklahoma limited partnership.

     "Demand Registration" has the meaning set forth in Section 4.1.

     "Designated Holders" means (a) Capital Research and Management Company, any fund, investment vehicle or account managed, advised or controlled by Capital Research and Management Company and any of their respective Affiliates, (b) any Holder of Registrable Securities that may be deemed to be an Affiliate of the Company as of the date hereof and (c) any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10.5 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144, Rule 144A or Regulation S under the Securities Act (or any successor rule thereto), but in each case solely for so long as such holder or transferee continues to be a holder of Registrable Securities.

     "Dobson Exchange" has the meaning set forth in the recitals to this Agreement.

     "Effectiveness Period" means the period commencing with the date of this Agreement and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Exchange Offers" has the meaning set forth in the recitals to this Agreement.

     "Holders" means each holder of Registrable Securities on the date hereof (including, without limitation, each Designated Holder) and any transferee to whom Registrable Securities have been transferred, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144, Rule 144A or Regulation S under the Securities Act (or any successor rule thereto), but in each case solely for so long as such holder or transferee continues to be a holder of Registrable Securities.

     "Holders' Counsel" means a single counsel that shall be either (i) in the case of a Shelf Registration Statement pursuant to Article III, Paul, Weiss, Rifkind, Wharton & Garrison LLP or (B) in the case of a Demand Registration, Incidental Registration or S-3 Registration pursuant to Articles IV, V or VI, counsel selected by the Designated Holders holding a majority of the Registrable Securities held by all of the Designated Holders.

     "Incidental Registration" has the meaning set forth in Section 5.1.

     "Indemnified Party" has the meaning set forth in Section 8.3.

     "Indemnifying Party" has the meaning set forth in Section 8.3.

     "Initiating Holders" has the meaning set forth in Section 4.1.

     "Inspector" has the meaning set forth in Section 7.1(h).

     "Knowledge" means the knowledge of any executive officer of the Company.

     "Liability" has the meaning set forth in Section 8.1.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Offering Memorandum" has the meaning set forth in the recitals to this Agreement.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Records" has the meaning set forth in Section 7.1(h).

     "Registrable Securities" means, subject to Section 2.2 below, the Class A Shares, the shares of Convertible Preferred Stock issued as part of the Dobson Exchange, the shares of Class A Common Stock and Convertible Preferred Stock issued to Chanin Capital Partners L.L.C. under the Agreement, dated September 17, 2002 between Chanin Capital Partners L.L.C. and ACC, the shares of Class A Common Stock issuable upon conversion of any Convertible Preferred Stock and the shares of Convertible Preferred Stock that may be issued as dividends on any Convertible Preferred Stock.

     "Registration Default" has the meaning set forth in Section 3.3(a).

     "Registration Expenses" has the meaning set forth in Section 7.4.

     "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

     "S-3 Initiating Holders" has the meaning set forth in Section 6.1.

     "S-3 Registration" has the meaning set forth in Section 6.1.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Shelf Registration Period" hast he meaning set forth in Section 3.2(a).

     "Shelf Registration Statement" has the meaning set forth in Section 3.1.

     "Valid Business Reason" has the meaning set forth in Section 4.1.

                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

     2.1 Grant of Rights. The Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

     2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) the entire amount of the Registrable Securities owned by a Holder may be sold in the open market in a single transaction, in the opinion of counsel satisfactory to the Company and such Holder, without any limitation as to volume pursuant to Rule 144 (or any successor provisions then in effect) under the Securities Act or any state securities and blue sky laws.

     2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person is the record or beneficial owner of Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

                                  ARTICLE III

                          SHELF REGISTRATION STATEMENT

     3.1 Shelf Registration Statement. Promptly, and in any event within twenty
(20) days after the date hereof, the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") on Form S-3 (or any successor form thereto), with respect to the resale, from time to time, of all of the Registrable Securities held by the Holders.

     3.2 Effective Shelf Registration Statement. The Company shall promptly cause the Shelf Registration Statement to become effective (but in any event not later than one hundred and twenty (120) days after the date hereof), and shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of
Section 7.3, until the earlier of (i) the second anniversary of the date hereof or (ii) the date that all Registrable Securities covered by such Shelf Registration Statement have been sold or otherwise disposed of (the "Shelf Registration Period"). Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to keep the Shelf Registration Statement effective for such longer period as it deems appropriate. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities pursuant to such effective Shelf Registration Statement during the Shelf Registration Period, unless such action is required by applicable law.

     3.3 Additional Dividends Under Certain Circumstances.

     (a) Additional dividends ("Additional Dividends") with respect to the Convertible Preferred Stock shall accrue as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

          (i) the Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to twenty (20) days after the date hereof;

          (ii) the Shelf Registration Statement required by this Agreement is not declared effective by the Commission on or prior to one hundred and twenty (120) days after the date hereof; or

          (iii) if after the Shelf Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Registrable Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

     Additional Dividends shall accrue on the shares of Convertible Preferred Stock from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum of the aggregate liquidation preference of the Convertible Preferred Stock, in addition to the dividends otherwise accruing on the Convertible Preferred Stock.

     (b) A Registration Default referred to in Section 3.3(a) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Dividends shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

     (c) Any amounts of Additional Dividends due pursuant to Section 3.3(a) will be payable in cash or additional shares of Convertible Preferred Stock, as the case may be, on the regular dividend payment dates with respect to the Convertible Preferred Stock on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock and further multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     3.4 Expenses. The Company shall pay all Registration Expenses in connection with a Shelf Registration Statement, whether or not such Shelf Registration Statement becomes effective.

                                   ARTICLE IV

                               DEMAND REGISTRATION

     4.1 Request for Demand Registration. At any time commencing after the second anniversary of the date hereof, any Designated Holder or Designated Holders may make a written request to the Company to register, and the Company shall use its reasonable best efforts to register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request (any such Designated Holder, an "Initiating Holder"); provided, however, that the Company shall not be obligated to effect more than two such Demand Registrations for each such Designated Holder and its Affiliates. Notwithstanding anything to the contrary set forth herein, the Company shall have the right to delay the filing of a Registration Statement and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding ninety (90) days) if the Company furnishes to the Designated Holders a certificate signed by the Chairman of the Board or the President of the Company stating that the Company has determined in good faith that effecting such registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect on the Company (a "Valid Business Reason"), so long as the Designated Holders shall have the rights set forth in this Article IV within ninety (90) days of such event. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Section 4.1 or Section 6.3 more than once in any twelve (12) month period. In addition, the Company shall not be required to file any Registration Statement pursuant to this Article IV within ninety
(90) days after the effective date of any other Registration Statement of the Company if (i) the other Registration Statement was not for the account of the Initiating Holders but the Initiating Holders had the opportunity to include all of the Registrable Securities they requested to include in such registration pursuant to Article V or (ii) the Registration Statement was filed pursuant to
Article VI or this Article IV. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

     4.2 Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than the Initiating Holders) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 4.2. Within five (5) Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall
(i) give written notice thereof to all of the Designated Holders (other than the Initiating Holders) and (ii) subject to Section 4.5, include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) Business Days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any such Designated Holder to respond within such 10-Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Article IV with respect to such Demand Registration. Any such Designated Holder may waive its rights under this Article IV prior to the expiration of such 10-Business Day period by giving written notice to the Company, with a copy to the Initiating Holders.

     4.3 Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than seventy-five (75) days after it receives a request under Section 4.1 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or otherwise disposed of and (ii) 180 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

     4.4 Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

     4.5 Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 4.6. In connection with any Demand Registration under this Article IV involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 4.2 hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company and the Holders of the Registrable Securities to be registered in writing that in its opinion the number of Registrable Securities proposed to be sold in any registration under this
Article IV and any other securities of the Company requested or proposed to be included in such registration exceeds the number that can be sold in such registration without (A) creating a substantial risk that the proceeds or price per share that will be derived from such registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such registration in any other respect, the Company will include in such registration
(x) such number of Registrable Securities of the Initiating Holders and any Designated Holder participating in the offering pursuant to this Article IV, which Registrable Securities shall be allocated pro rata among such Initiating Holders and Designated Holders, based on the number of Registrable Securities requested to be included in such offering by each such Initiating Holder and Designated Holder and (y) not allow any securities other than Registrable Securities to be included in such registration unless all Registrable Securities requested to be included have been included therein, and then only to the extent recommended by the Approved Underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the Holders of Registrable Securities)

     4.6 Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all of the Initiating Holders or S-3 Initiating Holders, as the case may be, shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Company.

                                   ARTICLE V

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION

     5.1 Request for Incidental Registration. At any time commencing after the second anniversary of the date hereof, if the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than any Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holders provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders that have requested the Company in writing within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter. If the Company Underwriter advises the Company and the Designated Holders in writing that in its opinion the number of Registrable Securities proposed to be sold in any registration under this Article V and any other securities of the Company requested or proposed to be included in such registration exceeds the number that can be sold in such registration without
(A) creating a substantial risk that the proceeds or price per share that will be derived from such registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such registration in any other respect, then the Company shall be required to include in such Incidental Registration, the aggregate number of Registrable Securities that the Company Underwriter believes may be sold without creating such substantial risk or causing such material adverse effect, on the following basis: (x) if the Incidental Registration is an underwritten registration on behalf of the Company, first, all of the securities to be offered for the account of the Company, second, all of the registrable securities (if any) requested to be included in such registration by the Category I Investors that, pursuant to any contractual right existing as of the date of this Agreement granted by the Company, have the right to request such registrable securities to be included in such registration and third, the Registrable Securities requested to be included in such registration by the Designated Holders pursuant to this Article V and all of the registrable securities (if any) requested to be included in such registration by the Category II Investors that, pursuant to any contractual right existing as of the date of this Agreement granted by the Company, have the right to request such registrable securities to be included in such registration, together with the Designated Holders as a group, or (y) if the Incidental Registration does not include an underwritten registration on behalf of the Company, but does include an underwritten registration demanded by any Person (other than a Designated Holder and DCCLP) that has the right to demand such registration pursuant to any contractual right granted by the Company, first, all of the registrable securities demanded to be included in such registration by such Person and second, all of the registrable securities (if any) requested to be included in such registration by the Category I Investors that, pursuant to any contractual right existing as of the date of this Agreement granted by the Company, have the right to request such registrable securities to be included in such registration and third, the Registrable Securities requested to be included in such registration by the Designated Holders pursuant to this Article V and all of the registrable securities (if any) requested to be included in such registration by the Category II Investors that, pursuant to any contractual right existing as of the date of this Agreement granted by the Company, have the right to request such registrable securities to be included in such registration, together with the Designated Holders as a group; provided, that in either (x) or (y) above if all of the Registrable Securities which the Company has been requested by the Designated Holders to be included in such Incidental Registration by each such Designated Holder and all of the registrable securities which the Company has been requested by the Category II Investors to be included in such Incidental Registration by each Category II Investor exceeds the number recommended by the Company Underwriter, the number of registrable securities to be included in such Incidental Registration shall be determined on a pro rata basis based on the amount of Registrable Securities of the Designated Holders requested to be included in such registration and the amount of registrable securities of the Category II Investors requested to be included in such registration, together as a group; and provided further, that the Company shall not be obligated to include Registrable Securities in any such Registration Statement to the extent such inclusion would violate the provisions of any contractual right existing as of the date of this Agreement granted by the Company to any other Person. Notwithstanding the foregoing, in the event that any such existing contractual right would purport to exclude the Designated Holders from participating in such a Registration Statement, the Company agrees to use its commercially reasonable efforts to obtain the consent or waiver of the parties to such contractual right to permit the Designated Holders to participate in such Registration Statement to the extent contemplated by this Agreement.

     5.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 5.1 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration.

     5.3 Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article V, whether or not such Incidental Registration becomes effective.

                                   ARTICLE VI

                              FORM S-3 REGISTRATION

     6.1 Request for a Form S-3 Registration. At any time commencing after the second anniversary of the date hereof, if the Company shall receive from one or more Designated Holders (the "S-3 Initiating Holders") a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than the S-3 Initiating Holders) as far in advance as practicable (but not less than ten (10) Business Days) before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten
(10) days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holders, such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 6.2, (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Holders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein and
(ii) use its reasonable best efforts to cause such registration pursuant to this
Section 6.1 to become and remain effective as soon as practicable. The Company's obligations in this Article VI with respect to each requested S-3 Registration are subject to the conditions that (i) the reasonably anticipated aggregate price to the public of the Registrable Securities requested for inclusion in such S-3 Registration shall equal or exceed $5,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or a successor thereto to register the securities.

     6.2 Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Article VI to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 4.6. In connection with any S-3 Registration under
Section 6.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter advises the Company and the Holders of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be registered in writing that in its opinion the number of Registrable Securities proposed to be sold in any registration under this Article VI exceeds the number that can be sold in such registration without
(A) creating a substantial risk that the proceeds or price per share that will be derived from such registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such registration in any other respect, the Company will include in such registration (x) such number of Registrable Securities of the S-3 Initiating Holders and any other Designated Holders participating in the offering pursuant to this Article VI, which Registrable Securities shall be allocated pro rata among such S-3 Initiating Holders and such other Designated Holders, based on the number of Registrable Securities requested to be included in such offering by each such S-3 Initiating Holder and Designated Holder and (y) not allow any securities other than Registrable Securities to be included in such registration unless all Registrable Securities requested to be included have been included therein, and then only to the extent recommended by the Approved Underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the Holders of Registrable Securities).

     6.3 Limitations on Form S-3 Registrations. Notwithstanding anything to the contrary set forth herein, the Company shall have the right to delay the filing of a Registration Statement and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding ninety
(90) days) if the Company furnishes to the S-3 Initiating Holders and any other Designated Holders participating in the offering pursuant to this Article VI a certificate signed by the Chairman of the Board or the President of the Company stating that the Company has determined in good faith that effecting such registration at such time would have a material adverse effect on the Company because of a Valid Business Reason, so long as the S-3 Initiating Holders and any other Designated Holders participating in the offering pursuant to this
Article VI shall have the rights set forth in this Article VI within ninety (90) days of such event. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Section 6.3 or Section 4.1 more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 6.1 within ninety (90) days after the effective date of any other Registration Statement of the Company if (i) the Registration Statement was not for the account of the S-3 Initiating Holders but the S-3 Initiating Holders had the opportunity to include all of the Registrable Securities they requested to include in such registration pursuant to Article V or (ii) the Registration Statement was filed pursuant to Article IV or this
Article VI.

     6.4 No Limitation of Shelf Registration Right. No registration requested by any of the S-3 Initiating Holders pursuant to this Article VI shall be deemed to limit the rights of the Holders set forth in Article III.

     6.5 No Demand Registration. No registration requested by any S-3 Initiating Holders pursuant to this Article VI shall be deemed a Demand Registration pursuant to Article IV.

     6.6 Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Article VI, whether or not such S-3 Registration becomes effective.

                                  ARTICLE VII

                             REGISTRATION PROCEDURES

     7.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV, Article V or
Article VI of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

     (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use all reasonable best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide Holders' Counsel with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for the period specified in such Article, or if not so specified, the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (provided, that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the earliest of (i) the second anniversary of the effective date of such Registration Statement or (ii) all Registrable Securities covered by such Registration Statement have been sold or otherwise disposed of) and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

     (e) notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information;
(iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event of which the Company has Knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;

     (f) upon the occurrence of any event contemplated by Section 7.1(e)(v), as promptly as practicable, prepare a supplement or amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article IV, Article V or Article VI, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable;

     (h) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (i) if such sale is pursuant to an underwritten offering, obtain "comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

     (j) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

     (k) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve
(12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (l) cause all such Registrable Securities (other than the Convertible Preferred Stock) to be listed on the Nasdaq Stock Market and such other securities exchange or automated quotation system on which similar securities issued by the Company are then listed or traded; provided, that the applicable listing requirements are satisfied;

     (m) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Article III, Article IV, Article V or Article VI hereunder; provided, that the Company shall provide Holders' Counsel with all correspondence with the Commission in connection with any Registration Statement filed hereunder to the extent that such Registration Statement has not been declared effective on or prior to the date required hereunder;

     (n) provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

     (o) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

     7.2 Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. The furnishing of such information shall be a condition to the inclusion of the seller's shares in such registration.

     7.3 Notice to Discontinue. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 7.1(e)(v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.1(e)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 7.1(f).

     7.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, Nasdaq Stock Market and other stock exchange and automated quotation system and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing (including printing certificates and printing of prospectuses), messenger, delivery and telephone expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses of Holders' Counsel, (v) all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof and (vi) all internal expenses of the Company (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. All of the expenses described in the preceding sentence of this Section 7.4 are referred to herein as "Registration Expenses." The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

                                  ARTICLE VIII

                          INDEMNIFICATION; CONTRIBUTION

     8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), (i) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Holder furnished in writing to the Company by such Holder specifically for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

     8.2 Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating pursuant to Article III, Article IV, Article V or Article VI hereof, each such Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Holders, but only if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8.2 shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Holder in the offering to which the Registration Statement or prospectus relates.

     8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

     8.4 Contribution. (a) If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Holder in the offering.

     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IX

                                    COVENANTS

     9.1 Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A under the Securities Act, as such rules may be amended from time to time. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 and 144A under the Securities Act (including the requirements of Rule 144A(d)(4)), as such rules may be amended from time to time, (ii) Regulation S under the Securities Act or (iii) any similar rules or regulations hereafter adopted by the Commission. The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Holders upon request. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9.1 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

                                   ARTICLE X

                                  MISCELLANEOUS

     10.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Class A Shares, the shares of Convertible Preferred Stock issued as part of the Dobson Exchange, the shares of Class A Common Stock and Convertible Preferred Stock issued to Chanin Capital Partners L.L.C. under the Agreement, dated September 17, 2002 between Chanin Capital Partners L.L.C. and ACC, the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock and the shares of Convertible Preferred Stock that may be issued as dividends on the Convertible Preferred Stock, (ii) any and all shares of voting capital stock of the Company into which the Class A Shares, the shares of Convertible Preferred Stock issued as part of the Dobson Exchange, the shares of Class A Common Stock and Convertible Preferred Stock issued to Chanin Capital Partners L.L.C. under the Agreement, dated September 17, 2002 between Chanin Capital Partners L.L.C. and ACC, the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock and the shares of Convertible Preferred Stock that may be issued as dividends on the Convertible Preferred Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Class A Shares, the shares of Convertible Preferred Stock issued as part of the Dobson Exchange, the shares of Class A Common Stock and Convertible Preferred Stock issued to Chanin Capital Partners L.L.C. under the Agreement, dated September 17, 2002 between Chanin Capital Partners L.L.C. and ACC, the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock and the shares of Convertible Preferred Stock that may be issued as dividends on the Convertible Preferred Stock. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

     10.2 No Inconsistent Agreements. Except as set forth on Schedule 10.2, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. The Company represents and warrants that it has not entered, and agrees that it shall not enter, into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are prior in right to or inconsistent with the rights granted in this Agreement, except with the prior written consent of the Designated Holders holding a majority of the Registrable Securities held by all of the Designated Holders.

     10.3 Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

     10.4 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to the Designated Holders:

     as specified on the signature page hereto

     with a copy to:

     Paul, Weiss, Rifkind, Wharton & Garrison, LLP
     1285 Avenue of the Americas
     New York, NY 10019
     Facs. No.:  (212) 757-3990
     Attn:  Bruce A. Gutenplan, Esq.
               Andrew N. Rosenberg, Esq.

     If to the Company, to:

     Dobson Communications Corporation
     14201 Wireless Way
     Oklahoma City, OK  73134
     Facsimile No.:  (405) 529-8515
     Attn:  Everett R. Dobson

     with a copy to:

     McAfee & Taft
     10th Floor, Two Leadership Square
     211 North Robinson
     Oklahoma City, OK  73102-7103
     Facsimile No.:  (405) 235-0439
     Attn:  Theodore M. Elam

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.5 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holders contained in this Agreement shall be automatically transferred to any transferee to whom a Designated Holder has transferred its Registrable Securities, provided, that such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto. All of the obligations of the Company hereunder shall survive any such transfer. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Designated Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent that it deems such enforcement necessary or advisable to protect its rights or the rights of the Holders hereunder. Except for the Holders or as provided in
Article VIII, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

     10.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Designated Holders holding a majority of the Registrable Securities held by all of the Designated Holders; provided, that if any such amendment, modification, supplement, waiver, consent or departure would adversely affect the rights, preferences or privileges of any Designated Holder disproportionately with respect to the rights, preferences and privileges of the other Designated Holders, such Designated Holder's consent in writing shall be required.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

     10.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     10.9 Governing Law and Jurisdiction . This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York.

     10.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     10.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     10.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     10.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     10.14 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Charter Documents and the Purchase Agreement.

     10.15 Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for liabilities or obligations under Section 7.4 or Article VIII, all of which shall remain in effect in accordance with their terms.

     10.16 Consents; Approvals. Whenever the consent or approval of the Designated Holders is required hereunder, the holders of Convertible Preferred Stock shall vote with the holders of the shares of Class A Common Stock and not as a separate class, and shall be entitled to such number of votes as shall be equal to the whole number of shares of Class A Common Stock into which such holder's aggregate number of shares of Convertible Preferred Stock are convertible immediate after the close of business on the record date fixed for such consent or approval.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                              DESIGNATED HOLDERS:

                              American High-Income Trust, by Capital Research and Management Company, its investment adviser

                              By:         PAUL G. HAAGA, JR.
                                   Name:  Paul G. Haaga, Jr.
                                   Title: Executive Vice President

                              Address for Notice:

                              333 South Hope Street - 55th Floor
                              Los Angeles, CA 90071

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                              DESIGNATED HOLDERS:

                              The Income Fund of America, Inc., by Capital
                              Research and Management Company,
                              its investment adviser

                              By:         PAUL G. HAAGA, JR.
                                   Name:  Paul G. Haaga, Jr.
                                   Title: Executive Vice President

                              Address for Notice:

                              333 South Hope Street - 55th Floor
                              Los Angeles, CA 90071

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                              DESIGNATED HOLDERS:


                              American Funds Insurance Series - High-Income Bond Fund, by Capital Research and
                              Management Company, its investment adviser

                              By:         PAUL G. HAAGA, JR.
                                   Name:  Paul G. Haaga, Jr.
                                   Title: Executive Vice President

                              Address for Notice:

                              333 South Hope Street - 55th Floor
                              Los Angeles, CA 90071

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                              DESIGNATED HOLDERS:

                              The Bond Fund of America, by Capital Research and Management Company, its investment adviser

                              By:         PAUL G. HAAGA, JR.
                                   Name:  Paul G. Haaga, Jr.
                                   Title: Executive Vice President

                              Address for Notice:

                              333 South Hope Street - 55th Floor
                              Los Angeles, CA 90071

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                              DESIGNATED HOLDERS:

                              Capital World Growth and Income Fund, Inc., by Capital Research and Management
                              Company, its investment adviser

                              By:         PAUL G. HAAGA, JR.
                                   Name:  Paul G. Haaga, Jr.
                                   Title: Executive Vice President

                              Address for Notice:

                              333 South Hope Street - 55th Floor
                              Los Angeles, CA 90071

                              DOBSON COMMUNICATIONS CORPORATION


                              By:         BRUCE R. KNOOIHUIZEN
                                   Name:  Bruce R. Knooihuizen
                                   Title: Vice President

                                  SCHEDULE 10.2

1. The registration rights granted under that certain Stockholder and Investor Rights Agreement dated as of January 31, 2000, as amended, to AT&T Wireless Services, Inc., J. W. Childs Equity Partner II, L.P. and the JWC Stockholders named therein, and Dobson CC Limited Partnership.

2. The registration rights granted under that certain Stock Purchase Agreement dated as of August 27, 2001, as amended, to LBI Group, Inc. and Lehman Brothers Inc.

3. The registration rights granted to Bank of America, N.A. under that certain Registration Rights Agreement dated March 15, 2002.